Exhibit 4.1


                             SMARTIRE SYSTEMS, INC.
                         (A Yukon Territory corporation)




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                             SUBSCRIPTION DOCUMENTS

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                                      Name of Subscriber: ______________________

                                      Subscriber Number: _______________________

                           INSTRUCTIONS TO SUBSCRIBERS

         Persons wishing to subscribe for a 5% Secured Convertible Debenture (the "Debenture") from SmarTire Systems, Inc., a Yukon Territory corporation (the "Company), are required to complete the documents in this package. In the event that the shareholders of the Company do not approve and increase it authorized shares capital at the Company's Annual General Meeting that will take place on December 10, 2004, the Company has committed to redeem the Convertible Debenture plus a 5% penalty within 90 days from the date of the Convertible Debenture.

         Please comply with the following instructions:

         1. Please complete and sign the Subscription Agreement and Accredited Investor Suitability Questionnaire provided to you. In those cases in which the securities will be held in joint ownership, all parties must sign.

         2. Your check or wire transfer in the amount of the investment should be made payable to the Escrow Agent as follows: Clark, Wilson, as escrow agent for SmarTire Systems, Inc." All wire transfers should be sent to the Escrow Agent in accordance with the wire transfer instructions attached hereto as Exhibit "A."


                SPECIAL SUBSCRIPTION INSTRUCTIONS AND CERTIFICATE
               FOR CORPORATION, PARTNERSHIP AND TRUST SUBSCRIBERS

         If the Subscriber is a corporation, partnership, trust or other entity, the following additional instructions must be followed. Information additional to that requested below may also be required in some cases.

         1. Corporations, partnerships and trusts must have the Subscription Agreement completed and executed by the authorized corporate officer, general partner or trustee who is making the investment decision on behalf of the corporation, partnership or trust.

         2. Corporations, partnerships and trusts must provide the following information:

                  (a) Corporations must attach a copy of their currently effective Articles of Incorporation.

                  (b) Partnerships must attach a copy of their currently effective partnership agreement, including the date of formation and a list of all the partners.

                  (c) Trusts must attach a copy of their currently effective trust instrument authorizing investments by trustee.

         The authorized corporate officer, general partner or trustee must complete, date, and sign the Certificate set forth on page 9 hereof.

                             SUBSCRIPTION AGREEMENT


           Name(s) of Subscriber(s):        Total Subscription Price:

           --------------------------

           --------------------------       $-----------------


Gentlemen:

         1. SUBSCRIPTION. The undersigned (the "Subscriber"), intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase from SmarTire Systems, Inc., a Yukon Territory corporation (the "Corporation"), a 5% Secured Convertible Debenture (the "Debenture") in the principal amount set forth above in accordance with the terms of this Subscription Agreement (the "Subscription Agreement").

         2.  SUBSCRIPTION   INSTRUMENTS.   The  Subscriber  hereby  tenders  the
following materials (the "Subscription Materials"), all of which have been duly completed and executed by the Subscriber:

                  a. A check or wire transfer, in the amount of the total subscription price, made payable to SICHENZIA ROSS FRIEDMAN FERENCE LLP as escrow agent for SmarTire Systems, Inc." All wire transfers should be sent to SICHENZIA ROSS FRIEDMAN FERENCE LLP in accordance with the wire transfer instructions attached hereto as Exhibit "A.";

                  b. One copy of this Subscription Agreement; and

                  c.   One   copy  of  the   Accredited   Investor   Suitability
Questionnaire.

         3. ACCEPTANCE OR REJECTION OF SUBSCRIPTION. The Subscriber understands and agrees that:

                  a. The Corporation in its sole discretion reserves the right to accept or reject this or any other subscription, in whole or in part, and in any order.

                  b. If this subscription is accepted, the proceeds delivered herewith shall be used to admit the subscribers whose subscriptions were accepted by the Corporation;

                  c.  If  this   subscription  is  rejected,   the  Subscription
Documents  and  the  subscription   funds  will  be  promptly  returned  to  the
Subscriber. No interest will be paid on any subscription funds; and

                  d. Upon acceptance of this Subscription Agreement and execution by the Corporation of a Debenture for the Subscriber, Clark, Wilson, as escrow agent to the Corporation, is irrevocably instructed and authorized to deliver all the subscription funds to the Corporation.

         4. REPRESENTATIONS AND WARRANTIES. The Subscriber hereby represents and warrants to the Corporation as follows:

                  a. The Subscriber understands the business in which the Corporation will be engaged and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Corporation and making an informed investment decision with respect thereto. He has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision. The Subscriber acknowledges that he has received and read a copy of the Confidential Summary Private Offering Memorandum (the "Memorandum") dated October ___, 2004, along with all exhibits thereto and has had an opportunity to review the Memorandum with his advisors;

                  b. The Subscriber and his attorneys, investment advisors, business advisors, tax advisors and accountants have had sufficient access to all documents and records pertaining to the Corporation and this proposed investment in the securities. Additionally, the Subscriber and all of his advisors have had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of the Subscriber. The Subscriber and all of his advisors have had an opportunity to obtain any additional information which the Corporation possesses, or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to the Subscriber, if any;

                  c. The Subscriber (i) has adequate means of providing for his current needs and possible personal contingencies and those of his family, if applicable, in the same manner as he would have been able to provide prior to making the investment in the securities, (ii) has no need for liquidity in this investment, (iii) is aware of and able to bear the risks of this investment for an indefinite period of time and (iv) is presently able to afford a complete loss of such investment;

                  d. The Subscriber recognizes that an investment in the securities involves significant risks, including, without limitation, the potential loss of the Subscriber's entire investment;

                  e. The Subscriber understands that none of the securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state in reliance upon exemptions therefrom for private offerings. The Subscriber understands that the securities must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Subscriber's ownership of the securities will bear a legend stating that the securities have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

                  f. The securities are being purchased solely for the Subscriber's account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, and no other person has a direct or indirect beneficial interest in such securities. The Subscriber represents that he has no agreement, understanding, commitment or other arrangement with any person and no present intention to sell, transfer or assign any securities;

                  g. The Subscriber realizes that he may not be able to sell or dispose of any of the securities and that no market of any kind (public or private) may be available for any of the securities. In addition, the Subscriber understands that his right to transfer the securities will be subject to restrictions contained in applicable Federal and state securities laws;

                  h. All information which the Subscriber has provided to the Corporation concerning himself, his financial position and his knowledge of financial and business matters, including all information contained in this Subscription Agreement, is correct and complete as of the date set forth on the signature page hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Corporation with such information;

                  i. The Subscriber's principal residence (if subscriber is an individual) or principal business address, as applicable, is in the State of _______________, and the Subscriber has no present intention to move such residence or principal business address, as applicable, from such State;

                  j. Neither the Subscriber nor any of his advisors are relying on any financial projections in connection with determining the merits of an investment in the securities. The Subscriber understands and acknowledges that no representations concerning the accuracy of information or financial projections, if any, are being made and he and all of his advisors have completely disregarded such information or financial projections, if any, in determining whether to invest in the securities;

                  k. The Subscriber understands that the Corporation may at any time, in its sole discretion, arrange for the offer and sale of additional shares of its capital stock to current or additional shareholders, at such prices and in such amounts as it, in its sole discretion, may determine to be in the best interests of the Corporation;

                  l. The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the securities through or as a result of, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the securities and is not subscribing for securities and did not become aware of the offering of the securities through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally;

                  m. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; and

                  n. The Subscriber has significant prior investment experience, including investment in securities traded on the Over-the-Counter Bulletin Board. The Subscriber is knowledgeable about investment considerations in
development  stage  companies.   The  investment  is  a  suitable  one  for  the
Subscriber.

         5. The Subscriber understands and agrees that this subscription is subject to the following terms and conditions:

                  a. This subscription is irrevocable and the execution and delivery of this Agreement will not constitute an agreement between the Subscriber and the Corporation until this Agreement has been accepted by the Corporation;

                  b.  The  Corporation  can,  in it sole  discretion,  reject  a subscription as soon as practicable after receipt of the Subscriber's subscription. The Subscriber will be promptly notified by the Corporation as to whether his subscription has been accepted. If the Subscriber's subscription is not accepted, his check or wire transfer amount (less any applicable bank charges) will be returned promptly and all of his obligations hereunder shall terminate; and

                  c. This subscription is not transferable or assignable, either before or after acceptance hereof by the Corporation, and the securities issuable on account of this subscription will only be issued in the name of, and delivered to, the Subscriber.

         6. The representations, warranties and agreements made by the Subscriber herein have been made with the intent that they be relied upon by the Corporation for purposes of the Offering. The Subscriber further undertakes to notify the Corporation immediately of any change in any information supplied by the Subscriber. If more than one person is signing this Agreement, each representation, warranty and agreement shall be a joint and several representation, warranty and agreement of each such Subscriber.

         7. The Subscriber unconditionally agrees to indemnify and hold the Corporation, its officers, directors, employees, agents and shareholders or any other person who may be deemed to control the Corporation, and any of their counsel and accountants, harmless from any loss, liability, claim, damage or expense (including, without limitation, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened), arising out of the inaccuracy of any of the Subscriber's, or his attorney's or agent's representations, warranties or statements or the breach of any of the agreements contained herein.

         8. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the Province of British Columbia, without regard to its conflicts of law principles. All parties hereto
(i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or provincial court in the Province of British Columbia, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding as described in this Section 8, and (iii) irrevocably submit to the jurisdiction of any federal or state court in the Province of British Columbia in any suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement.

         9. SUBSCRIPTION. The Subscriber hereby subscribes for an aggregate price of $____________ and has provided a check or wire transfer for that amount payable to "SmarTire Systems, Inc."

TYPE OF OWNERSHIP:

Please check one:

_______________     Individual (One signature required)

_______________     Joint tenants with rights of survivorship (All parties must sign)

_______________     Tenants by the Entirety (Both parties must sign)

_______________     Tenants in common  (All parties must sign)

_______________     Corporation (Authorized officer must sign)

_______________     Other Entity (Specify type) (Authorized party must sign)


                     EXACT REGISTRATION NAME(S) FOR SHARE(S)

                     SIGNATURE PAGE FOR INDIVIDUAL INVESTORS

         IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement as of the ___ of ____________, 2004. INVESTOR

                                   Signature:
                                              --------------------------
                                   Print Name:
                                               -------------------------


                                   INVESTOR

                                   Signature:
                                              --------------------------
                                   Print Name:
                                               -------------------------

                     SIGNATURE PAGE FOR CORPORATE INVESTORS

         IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement as of the ___ day of _____________, 2004.


                                    ------------------------------------------
                                    Name of Corporation

                                    By:
                                        --------------------------------------
                                        Signature of authorized representative

                                    Title:
                                           -----------------------------------
                                           Title of authorized representative



                    SIGNATURE PAGE FOR PARTNERSHIP INVESTORS

         IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement as of the ___ day of ____________, 2004.


                          ------------------------------------------------------
                          Name of Partnership

                          By:
                              --------------------------------------------------
                              Signature of general partner

                          Title:
                                 -----------------------------------------------
                                 Title of additional general partner if required

                       SIGNATURE PAGE FOR TRUST INVESTORS

         IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Subscription Agreement as of the ___ day of ____________, 2004.


                                  ----------------------------------------------
                                  Name of Trust

                                  By:
                                      ------------------------------------------
                                      Signature of Trustee

                                  Title:
                                         ---------------------------------------
                                         Title of additional Trustee if required

           CERTIFICATE FOR CORPORATE, PARTNERSHIP OR TRUST SUBSCRIBER

         The Subscriber, an authorized officer, trustee or general partner of _____________________________________________, hereby certifies that:

         (a) The Subscriber has been duly formed and is validly existing under the laws of the State of ____________, with full power and authority to invest in _____________, a ______________ corporation; and

         (b) The Subscriber's Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and, upon the Corporation's acceptance of the Subscriber's subscription, the Subscription Agreement will constitute the valid, binding and enforceable agreement of the Subscriber.


                                   ---------------------------------------------
                                   Name of Subscriber


                                   ---------------------------------------------
                                   Signature of an authorized corporate officer, general partner or trustee


------------------------           ---------------------------------------------
Date                               Title

                                   ACCEPTANCE

         SMARTIRE SYSTEMS, INC. HEREBY ACCEPTS THE SUBSCRIPTION CONTAINED IN THIS SUBSCRIPTION AGREEMENT.

                                       SMARTIRE SYSTEMS, INC.

                                       By:
                                           ------------------------------
                                       Name:
                                             ----------------------------
                                       Its:
                                            -----------------------------
                                       Date:
                                             ----------------------------

                                   EXHIBIT "A"

                                WIRE INSTRUCTIONS


TO:                    CLARK, WILSON, AS ESCROW AGENT FOR SmarTire Systems, Inc.

ACCOUNT NUMBER:

ABA ROUTING NUMBER:

SWIFT CODE:

BANK:

FOR FURTHER CREDIT TO:



ACCOUNT NAME:

U.S. TRUST ACCOUNT NO.:

TRANSIT NO.:

BANK CODE:

================================================================================

                             SmarTire Systems, Inc.

                  ACCREDITED INVESTOR SUITABILITY QUESTIONNAIRE

================================================================================


         Instructions. This Accredited Investor Suitability Questionnaire must be completed by each person who has indicated an interest in purchasing the securities. The purpose of this Accredited Investor Suitability Questionnaire is to permit the Corporation to determine whether each such person meets certain standards imposed by Federal and state securities laws.

         If the answer to any question is "None" or "Not Applicable," please so state.

         Please  complete,  sign,  date  and  return  this  Accredited  Investor
Suitability Questionnaire to the Corporation. Should there be any material change in the information contained herein prior to acceptance by the Corporation of your subscription for the securities, you must notify the Corporation or its authorized representative immediately.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                  ACCREDITED INVESTOR SUITABILITY QUESTIONNAIRE

THIS QUESTIONNAIRE IS TO BE COMPLETED AND DELIVERED TO SmarTire Systems, Inc. (THE "CORPORATION") PRIOR TO THE PURCHASE OF SECURITIES FROM THE CORPORATION.

INSTRUCTIONS:

If the answer to any question is "None" or "Not Applicable," please so state.

Your answers will, at all times, be kept strictly confidential; however, you agree that the Corporation may present this Questionnaire to such persons as it deems appropriate in order to ensure that the offer and sale of securities to you will not result in violation of the exemption from registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states. The representations contained herein are being relied upon by the Corporation in connection with this offering.

                         (PRINT OR TYPE YOUR RESPONSES)


1.       Name:    ______________________________________________________________

         Date of birth or year of organization: ________________________________

2.       Home address or, if other than an individual, principal office address:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

3.       I am subscribing for  $________________________________________________

4.*      Employer:                  ____________________________________________

         Nature of business:        ____________________________________________

         Position:                  ____________________________________________

         Nature of duties:          ____________________________________________

         Business address:          ____________________________________________

         Business telephone number: ____________________________________________

         *This question is to be answered if the investor is an individual.

5. In the case of any individual investor, I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Act) because I certify that (check all appropriate descriptions that apply):

          (a)    _____     I am a natural person whose  individual net worth, or
                           joint   net   worth   with   my    spouse,    exceeds
                           $1,000,000.(1)

          (b)    _____     I am a  natural  person  who  had  individual  income
                           exceeding $200,000 in 2002 and 2003 and I have a reasonable expectation of reaching the same income level in 2004.(2)

          (c)    _____     I am a natural  person who had joint  income  with my
                           spouse exceeding $300,000 in 2002 and 2003 and I have a reasonable expectation of reaching the same income level in 2004, as defined above.

          (d)    _____     I  am  a  director  or   executive   officer  of  the
                           Corporation.  (Executive officer means the president;
                           any vice president in charge of a principal  business
                           unit,   division   or   function,   such  as   sales,
                           administration  or  finance;  or any other  person or
                           persons   who   perform(s)   similar    policy-making
                           functions for the Corporation).

6. In the case of any partnership, corporation, trust and other entity investor, the Subscriber certifies that (check one):

          (a)(3) _____     Each equity  owner of the  investor is an  Accredited
                           Investor because:

                           (i) The equity owner of the investor is a natural person who had an individual income (exclusive of any income attributable to his or her spouse) in excess of $200,000 (or joint income with that of his spouse in excess of $300,000) in each of 2002 and 2003 and reasonably and fully expects to have an individual income in excess of $200,000 (or joint income with that of his spouse in excess of $300,000) in 2004. "Individual income" is defined in item 5(b) above;

----------
(1) For purposes of this item, "individual net worth" means the excess of total assets at fair-market value, including home and personal property (and including property owned by a spouse), over total liabilities.

(2) For purposes of this questionnaire, "individual income" means individual annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership;
     (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

(3) An investor initiating this paragraph must provide a questionnaire from each of its equity owners. If the investor is a trust, only a trust which is revocable and which may be amended at the sole discretion of its grantor is eligible to qualify as an accredited investor under this item 6(a). The grantors of the trust are deemed to be the equity owners of the trust and each grantor must provide a questionnaire.

                           (ii) The equity owner is a natural person who has an "individual net worth" (or who, with his or her spouse, has a combined individual net worth) in excess of $1,000,000. "Individual net worth" is defined in item 5(a) above;

                           (iii) The equity owner is a director or executive officer of the Corporation;

                           (iv)     The  equity  owner is  either  (a) a bank as
                                    defined  in  Section   3(a)(2)  of  the  Act
                                    whether   acting   in  its   individual   or
                                    fiduciary capacity; (b) an insurance company
                                    as defined in Section  2(13) of the Act; (c)
                                    an investment  company  registered under the
                                    Investment Company Act of 1940 or a business
                                    development  company  as  defined in Section
                                    2(a)(48) of that Act;  (d) a Small  Business
                                    Administration  under Section  301(c) or (d)
                                    of  the  Small  Business  Investment  Act of
                                    1958; or (e) an employee-benefit plan within
                                    the  meaning  of  Title  I of  the  Employee
                                    Retirement  Income  Security Act of 1974, if
                                    the  investment  decision  is made by a plan
                                    fiduciary,  as defined  in Section  3(21) of
                                    such  Act,  which  such  plan  fiduciary  is
                                    either  a  bank,   insurance   company,   or
                                    registered investment adviser, or if the employee-benefit plan has total assets in excess of $5,000,000; or

                           (v) The equity owner is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (b)    _____     That the  investor is either (i) a bank as defined in
                           Section  3(a)(2)  of the Act  whether  acting  in its
                           individual or fiduciary  capacity;  (ii) an insurance
                           company as defined in Section 2(13) of the Act; (iii)
                           an investment company registered under the Investment
                           Company Act of 1940 or a business development company
                           as defined in Section  2(a)(48)  of such Act;  (iv) a
                           Small Business  Investment Company licensed by the U.
                           S. Small Business Administration under Section 301(c)
                           or (d) of the Small Business  Investment Act of 1958;
                           or (v) an employee-benefit plan within the meaning of
                           the Employee  Retirement Income Security Act of 1974,
                           if  the  investment   decision  is  made  by  a  plan
                           fiduciary, as defined in Section 3(21) of such Act, and the plan fiduciary is either a bank, insurance company or registered investment adviser, or if the employee-benefit plan has total assets in excess of $5,000,000.

          (c)    _____     That the investor is a private  business  development
                           company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (d)    _____     That the  investor is an  organization  described  in
                           Section  501(c)(3)  of the  Internal  Revenue Code of
                           1986, as amended, not formed for the specific purpose
                           of  acquiring  the   securities   with  total  assets
                           exceeding $5,000,000.

          (e)    _____     That the investor is a corporation,  Massachusetts or
                           similar business trust or partnership, not formed for the specific purpose of acquiring the securities, with total assets exceeding $5,000,000.

          (f)    _____     That the  investor  is a trust,  not  formed  for the
                           specific purpose of acquiring the securities, with total assets exceeding $5,000,000 and whose purchase is directed by a "sophisticated person," as defined in Rule 506(b)(2)(ii) of Regulation D.


                 THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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

                     U.S. ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

1. The Purchaser  covenants, represents and warrants to the Company that:

         (a)      the Purchaser is a non-Canadian Person;

         (b) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Securities Purchase Agreement and it is able to bear the economic risk of loss arising from such transactions;

         (c) the Purchaser is acquiring the Convertible Debentures for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Convertible Debentures in the United States or to U.S. Persons; provided, however, that the Purchaser may sell or otherwise dispose of any of the Convertible Debentures pursuant to registration thereof pursuant to the Securities Act of 1933 (the "Securities Act") and any applicable state or provincial securities laws unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the Securities Act or registration is otherwise not required under this Securities;

         (d)      the  Purchaser   satisfies  one  or  more  of  the  categories
                  indicated below (please check the appropriate box):

         [ ] Category 1: An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

         [ ] Category 2: A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

         [ ] Category 3: A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         [ ] Category 4: A "bank" as defined under Section (3)(a)(2) of the Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

         [ ] Category 5: A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

         [ ]      Category 6: A director or executive officer of the Company;

         [ ] Category 7: A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the
                  Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

         [ ] Category 8: An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and

         (e) the Purchaser is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of ______ __, 2004.

[PURCHASER]


By:
    -----------------------
Name:
Title:


                             SIGNATURE PAGE FOLLOWS

The Subscriber certifies that the foregoing responses are true, complete and accurate to the best of the Subscriber's knowledge and belief. The Subscriber will provide such further information as may be requested by the Corporation to verify this response. The Subscriber will notify the Corporation in writing regarding any material change to this response prior to the closing of the purchase of all securities from the Corporation. Absent such notification, the issuance of securities in the name of the Subscriber shall be deemed to be an automatic affirmation by the Subscriber of the truth and accuracy of the statements and information set forth above.


---------------------           -----------------------------------------------
Date                            Type or Print Name of Prospective Investor


                                -----------------------------------------------
                                Signature of Prospective Investor or Authorized Signatory of Entity Investor, as applicable


                                -----------------------------------------------
                                Title of Authorized Signatory of Entity Investor (if applicable)



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